Exhibit 99.1

Nephros Reports 2020 Fourth Quarter and Full Year Financial Results

Fourth Quarter Net Revenue $2.3 Million, Up 10% Sequentially Over Third Quarter
Full Year Revenue $8.6 million, Down 17% Against Prior Year

SOUTH ORANGE, NJ, March 1, 2021 – Nephros, Inc. (Nasdaq:NEPH), a leading water technology company providing filtration and pathogen detection solutions to the medical and commercial markets, today announced financial results for the fourth quarter and full year ended December 31, 2020.

Financial Highlights

Fourth Quarter Ended December 31, 2020 – Water Filtration Business Segment

●	Net revenue was $2.3 million, compared with $3.2 million in 2019, down 26%
●	Net loss was ($298,000), compared with net income of $234,000 in 2019
●	Adjusted EBITDA was ($11,000), compared with $747,000 in 2019

Fourth Quarter Ended December 31, 2020 – Consolidated

●	Net revenue was $2.3 million, compared with $3.2 million in 2019, down 26%
●	Net loss was ($759,000), compared with ($144,000) million in 2019
●	Adjusted EBITDA was ($466,000), compared with $374,000 in 2019

Year-End 2020 – Water Filtration Business Segment

●	Net revenue was $8.5 million, compared with $10.3 million in 2019, down 17%
●	Net loss was ($2.2 million), compared with ($1.1 million) in 2019
●	Adjusted EBITDA was ($1.4 million), compared with $464,000 in 2019

Year-end 2020 – Consolidated

●	Net revenue was $8.6 million, compared with $10.3 million in 2019, down 17%
●	Net loss was ($4.5 million), compared with ($3.2 million) in 2019
●	Adjusted EBITDA was ($3.6 million), compared with ($1.2 million) in 2019

“While 2020 was a challenging year overall, we were pleased to deliver consecutive quarter over quarter growth in the second half,” said Andy Astor, Chief Executive Officer of Nephros. “The two hardest hit segments of our business were new customer acquisitions and emergency response, offset by stable recurring revenue from our existing customer base, limiting our overall downturn for the year to 17%. As COVID-19 immunity increases over the coming weeks and months, we are optimistic that our business will return to pre-pandemic growth levels in the latter half of this year.”

Financial Performance for the Fourth Quarter and Year Ended December 31, 2020

Net revenue for the year ended December 31, 2020 was $8.6 million, compared with $10.3 million in 2019, a decrease of 17%. Net revenues for the fourth quarter of 2020 were $2.3 million, compared with $3.2 million in the fourth quarter of 2019, a decrease of 26%.

Cost of goods sold for the year ended December 31, 2020 was $3.6 million, compared with $4.3 million in 2019, a decrease of 14%. Cost of goods sold for the fourth quarter of 2020 was $1.0 million, compared with $1.3 million in the fourth quarter of 2019, a decrease of 18%.

Gross margins for the year ended December 31, 2020 were 57%, compared with 59% in 2019. Gross margins for the fourth quarter of 2020 were 56%, compared with 60% in the fourth quarter of 2019.

Research and development expenses for the year ended December 31, 2020 were $2.8 million, compared with $3.1 million in 2019, a decrease of 11%. Research and development expenses for the fourth quarter of 2020 were $0.6 million, compared with $0.8 million in the fourth quarter of 2019, a decrease of 20%.

Depreciation and amortization expenses for the year ended December 31, 2020 were approximately $192,000, compared with approximately $186,000 in 2019, an increase of 3%. Depreciation and amortization expenses for the fourth quarter of 2020 were approximately $50,000, compared with approximately $44,000 in the fourth quarter of 2019, an increase of 14%.

Selling, general and administrative expenses for the year ended December 31, 2020 were $6.5 million, compared with $6.1 million in 2019, an increase of 6%. Selling, general and administrative expenses in each of the fourth quarters of 2020 and 2019 were $1.4 million.

Net loss for the year ended December 31, 2020 was ($4.5 million), compared with a net loss of ($3.2 million) in 2019, a 42% increase in loss. Net loss for the fourth quarter of 2020 was approximately ($759,000), compared with a net loss of approximately ($144,000) in the fourth quarter of 2019, a 427% increase in loss.

Adjusted EBITDA for the year ended December 31, 2020 was ($3.6 million), compared with ($1.2 million) in 2019, a 193% increase in loss. Adjusted EBITDA for the fourth quarter of 2020 was approximately ($466,000), compared with approximately $374,000 in the fourth quarter of 2019.

As of December 31, 2020, Nephros had cash and cash equivalents of approximately $8.2 million.

Adjusted EBITDA Definition and Reconciliation to GAAP Financial Measures

Adjusted EBITDA is calculated by taking net loss calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all interest-related expenses and income, tax-related expenses and income, non-recurring expenses and income, and non-cash items, including depreciation and amortization and non-cash compensation. The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for the 2020 and 2019 fiscal years for both Nephros on a consolidated basis and the Water Filtration Business Segment:

2020	Three Month Period Ended				Annual
Water Filtration Business Segment	03/31/20	06/30/20	09/30/20	12/31/20	Totals

Net (loss) income	(620)	(911)	(394)	(298)	(2,223)

Adjustments:
Depreciation of property and equipment	5	6	7	7	25
Amortization of other assets	45	45	46	47	183
Interest expense	43	30	22	15	110
Interest income	(1)	(4)	(3)	(3)	(11)
Change in FV of contingent consideration	(42)	-	(187)	-	(229)
Non-cash stock-based compensation	190	166	160	200	716
Other non-cash items	11	12	2	21	46
Adjusted EBITDA	(369)	(656)	(347)	(11)	(1,383)

2019	Three Month Period Ended				Annual
Water Filtration Business Segment	03/31/19	06/30/19	09/30/19	12/31/19	Totals

Net loss	(778)	(346)	(167)	234	(1,057)

Adjustments:
Depreciation of property and equipment	8	8	4	4	24
Amortization of other assets	44	44	44	44	176
Interest expense	46	46	48	55	195
Change in FV of contingent consideration	(10)	(9)	(94)	(43)	(156)
Income tax benefit	-	-	-	(225)	(225)
Noncash compensation	158	150	348	665	1,321
Other noncash items	35	31	29	13	108
Nonrecurring: Aether Acquisition	78	-	-	-	78

Adjusted EBITDA	(419)	(76)	212	747	464

2020	Three Month Period Ended				Annual
Consolidated	03/31/20	06/30/20	09/30/20	12/31/20	Totals

Net (loss) income	(1,098)	(1,657)	(1,012)	(759)	(4,526)

Adjustments:
Depreciation of property and equipment	5	6	7	7	25
Amortization of other assets	45	45	46	47	183
Interest expense	43	30	22	15	110
Interest income	(1)	(4)	(3)	(3)	(11)
Change in FV of contingent consideration	(42)	-	(187)	-	(229)
Non-cash stock-based compensation	222	179	172	206	779
Other non-cash items	11	12	2	21	46

Adjusted EBITDA	(815)	(1,389)	(953)	(466)	(3,623)

2019	Three Month Period Ended				Annual
Consolidated	03/31/19	06/30/19	09/30/19	12/31/19	Totals

Net loss	(1,349)	(942)	(744)	(144)	(3,179)

Adjustments:
Depreciation of property and equipment	8	8	4	4	24
Amortization of other assets	44	44	44	44	176
Interest expense	46	46	48	55	195
Change in FV of contingent consideration	(10)	(9)	(94)	(43)	(156)
Income tax benefit	-	-	-	(225)	(225)
Noncash compensation	158	150	354	670	1,332
Other noncash items	35	31	29	13	108
Nonrecurring: Aether Acquisition & Pathogen Detection	188	150	150	-	488

Adjusted EBITDA	(880)	(522)	(209)	374	(1,237)

Nephros believes that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to Nephros’s financial condition and results of operations. Management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recognized in Nephros’s consolidated financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with net loss, the most directly comparable GAAP financial measure. Nephros urges investors to review the reconciliation of Adjusted EBITDA to net loss and not to rely on any single financial measure to evaluate the business.

Conference Call Today at 4:30pm Eastern Time

Nephros will host a conference call today at 4:30 PM ET, during which management will discuss Nephros’s financial results and provide a general business overview.

Participants may dial into the following number to access the call: 1-844-808-7106. International callers may use 1-412-317-5285. Please ask to be joined into the Nephros conference call. A replay of the call can be accessed until March 8, 2021 at 1-877-344-7529 or 1-412-317-0088 for international callers and entering replay access code: 10151848. An audio archive of the call will be available shortly after the call on the Nephros investor relations page at https://investors.nephros.com/events/.

About Nephros

Nephros is a leading water technology company in medical and commercial water purification and pathogen detection, headquartered in the USA. Our diverse team of passionate employees are dedicated to advancing point-of-use water safety through education, product solutions, and emergency outbreak response management.

For more information about Nephros, please visit www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding expected future growth and the timing of such growth and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including the impact of the ongoing COVID-19 pandemic, uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros’s reports filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contacts:

Kirin Smith, President

PCG Advisory, Inc.

(646) 863-6519

ksmith@pcgadvisory.com

www.pcgadvisory.com

Andy Astor, CEO

Nephros, Inc.

(201) 345-0824

andy@nephros.com

www.nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$8,249	$4,166
Accounts receivable, net	1,364	1,045
Inventory, net	5,304	2,562
Prepaid expenses and other current assets	237	526
Total current assets	15,154	8,299
Property and equipment, net	295	81
Lease right-of-use assets	1,037	1,106
Intangible assets, net	506	548
Goodwill	759	759
License and supply agreement, net	670	804
Other assets	89	32
TOTAL ASSETS	$18,510	$11,629
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Secured revolving credit facility	$-	$560
Current portion of secured note payable	229	211
Accounts payable	423	959
Accrued expenses	341	136
Current portion of contingent consideration	~~-~~	300
Current portion of lease liabilities	332	262
Total current liabilities	1,325	2,428
Secured note payable, net of current portion	364	613
PPP loan	482	-
Equipment financing, net of current portion	7	10
Lease liabilities, net of current portion	759	889
TOTAL LIABILITIES	2,937	3,940

COMMITMENTS AND CONTINGENCIES (Note 19)

STOCKHOLDERS’ EQUITY:

Preferred stock, $.001 par value; 5,000,000 shares authorized at December 31, 2020 and 2019; no shares issued and outstanding at December 31, 2020 and 2019	-	-
Common stock, $.001 par value; 40,000,000 shares authorized at December 31, 2020 and 2019; 9,873,006 and 8,058,850 shares issued and outstanding at December 31, 2020 and 2019, respectively	10	8
Additional paid-in capital	144,296	131,934
Accumulated other comprehensive income	74	65
Accumulated deficit	(131,858)	(127,332)
Subtotal	12,522	4,675
Noncontrolling interest	3,051	3,014
TOTAL STOCKHOLDERS’ EQUITY	15,573	7,689
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,510	$11,629

NEPHROS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Years Ended December 31,
	2020	2019
Net revenue:
Product revenues	$8,453	$10,182
Royalty and other revenues	108	152
Total net revenues	8,561	10,334

Cost of goods sold	3,648	4,250
Gross margin	4,913	6,084
Operating expenses:
Research and development	2,759	3,090
Depreciation and amortization	192	186
Selling, general and administrative	6,466	6,119
Change in fair value of contingent consideration	(229)	(156)
Total operating expenses	9,188	9,239
Loss from operations	(4,275)	(3,155)
Other income (expense):
Interest expense	(110)	(195)
Interest income	11	-
Other expense, net	(152)	(54)
Loss before income taxes	(4,526)	(3,404)
Income tax benefit	-	225
Net loss	(4,526)	(3,179)
Less: Undeclared deemed dividend attributable to noncontrolling interest	(240)	(241)
Net loss attributable to Nephros, Inc. shareholders	$(4,766)	$(3,420)

Net loss per common share, basic and diluted	$(0.52)	$(0.45)
Weighted average common shares outstanding, basic and diluted	9,078,549	7,542,299

Comprehensive loss:
Net loss	$(4,526)	$(3,179)
Other comprehensive gain (loss), foreign currency translation adjustments, net of tax	9	(6)
Comprehensive loss	(4,517)	(3,185)
Comprehensive loss attributable to noncontrolling interest	(240)	(241)
Comprehensive loss attributable to Nephros, Inc. shareholders	$(4,757)	$(3,426)